Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. COMPLETES GRANITE CITY DROPDOWN TRANSACTION

•	Increased limited partnership interest in SunCoke Energy Partners, L.P. (NYSE: SXCP) to 56 percent and reduced SunCoke Energy Inc.’s (NYSE: SXC) debt by $135 million

LISLE, Ill. (January 13, 2015) – On January 13, 2015, SunCoke Energy, Inc. (NYSE: SXC) closed on its agreement with SunCoke Energy Partners, L.P. (NYSE: SXCP) to contribute a 75 percent interest in its Granite City, Ill., cokemaking facility for a total transaction value of $245 million. SXC is the sponsor, general partner with a 2 percent general partner interest, and largest unitholder of SXCP.

As a result of this agreement, SXC received a total transaction value of $245 million, including $1 million of general partner interest and $50.6 million of SXCP limited partner interest, which raised SXC’s total limited partner interest in SXCP from 54 percent to 56 percent. SXC continues to hold all of SXCP’s incentive distribution rights.

In addition, SXCP assumed $135 million principal amount of SXC’s senior notes. SXCP is expected to call these notes for redemption and expects to pay $5.6 million of accrued interest to the date of redemption and a call premium of $7.7 million. Approximately $45 million of the transaction value will be used to pre-fund SXC’s obligation to indemnify SXCP for the anticipated cost of an environmental project at Granite City.

Total transaction costs, primarily incurred by SXCP and expected to be recognized in first quarter 2015, are approximately $6 million.

The Granite City cokemaking facility, which began operations in 2009, has annual cokemaking capacity of 650,000 tons and produces super-heated steam for power generation. Both the coke and power is provided to United States Steel Corporation under a long-term take-or-pay contract that expires in 2025. In 2014, the Granite City facility produced an estimated 689,000 tons of coke and is expected to contribute $35 million to $40 million to 2014 consolidated Adjusted EBITDA. Ongoing capital expenditures at this facility are estimated to be nearly $4 million in 2014.

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UPCOMING EVENTS

SXC plans to issue fourth quarter 2014 earnings and 2015 guidance before market opens and host an investor conference call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on Thursday, January 29, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Investors may participate in this call by dialing 1-800-351-9852 in the U.S. or 1-847-413-3123 if outside the U.S., confirmation code 38744445.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 111 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 58 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business, which has the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for asset and goodwill impairment, costs related to exiting our Coal business, sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to our equity method investment. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of SXC’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure

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of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such

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cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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Granite City Reconciliation of 2014 Expected EBITDA

	2014E
($ in millions)	Low	High
Net Income	$13	$16
Depreciation and amortization expense	$14	$14
Income tax expense	$8	$10

Adjusted EBITDA	$35	$40